Exhibit 99.1

August 31, 2018

MercadoLibre Announces Partial Exercise of Option to Purchase Additional Convertible Senior Notes

BUENOS AIRES, Argentina, August 31, 2018 (GLOBE NEWSWIRE) — MercadoLibre, Inc. (Nasdaq:MELI) today announced the sale of an additional US$80 million aggregate principal amount of 2.00% Convertible Senior Notes due 2028 (the “notes”) pursuant to the partial exercise of the option to purchase additional notes granted to the initial purchasers in MercadoLibre’s previously announced offering of US$800 million aggregate principal amount of notes. The sale of the additional notes settled on August 31, 2018. The additional notes were sold on the same terms in all respects as the notes previously issued on August 24, 2018, and the terms of the additional notes are identical to those previously issued. MercadoLibre has issued a total of US$880 million aggregate principal amount of the notes.

In connection with the partial exercise of the option by the initial purchasers, MercadoLibre entered into additional privately negotiated capped call transactions with certain of the initial purchasers of the notes or their respective affiliates and other financial institutions (the “option counterparties”) having an expiration date of August 21, 2023. These additional capped call transactions together with the previous capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of MercadoLibre’s common stock underlying the notes and are expected generally to reduce potential dilution to MercadoLibre’s common stock upon any conversion of notes prior to the expiration date and/or offset any cash payments MercadoLibre is required to make in excess of the principal amount of any such converted notes, as the case may be, in the event that the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions (which initially corresponds to the initial conversion price of the notes and is subject to certain adjustments substantially similar to those contained in the notes). If, however, the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon exercise of the options that are a part of the capped call transactions to the extent that such market price exceeds the cap price of the capped call transactions. In addition, to the extent any observation period for any converted notes does not correspond to the period during which the market price of MercadoLibre’s common stock is measured under the terms of the capped call transactions, there could also be dilution and/or a reduced offset of any such cash payments as a result of the different measurement periods. If the initial purchasers exercise all or part of their remaining option to purchase additional notes, MercadoLibre expects to enter into further additional capped call transactions with the option counterparties. In addition, to the extent the notes remain outstanding at the expiration of the capped call transactions, MercadoLibre may seek to extend the expiration of these capped call transactions or enter into new capped call transactions.

MercadoLibre has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates have purchased shares of MercadoLibre’s common stock and/or entered into various derivative transactions with respect to MercadoLibre’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of MercadoLibre’s common stock or the notes at that time.

In addition, MercadoLibre has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to MercadoLibre’s common stock and/or purchasing or selling MercadoLibre’s common stock or other securities of MercadoLibre in secondary market transactions following the pricing of the notes and prior to final settlement of the capped call transactions. This activity could also cause or avoid an increase or a decrease in the market price of MercadoLibre’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that holders of the notes will receive upon conversion of the notes.

The options MercadoLibre holds under the capped call transactions will be exercised on their expiration date, and in the event MercadoLibre repurchases, exchanges or redeems any notes or any notes are converted prior to the expiration of the capped call transactions, a corresponding portion of the capped call transactions may be terminated at MercadoLibre’s option. MercadoLibre has been advised that the option counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of MercadoLibre’s common stock or other securities or instruments of MercadoLibre, including the notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock during the relevant valuation period under the capped call transactions, which may correspond to any observation period for any converted notes. These unwind activities could have the effect of increasing or decreasing the trading price of MercadoLibre’s common stock and, to the extent the activity occurs during any observation period related to a conversion of notes, could have the effect of increasing or reducing the value of the consideration that holders of the notes will receive upon conversion of the notes.

MercadoLibre estimates that the net proceeds from the offering of the additional notes will be approximately $78.6 million, after deducting fees and estimated expenses. MercadoLibre expects to use approximately $8.3 million of the net proceeds from the offering of the additional notes to pay the cost of the additional capped call transactions. The remaining net proceeds will be used for general corporate purposes.

The notes and the common stock, if any, deliverable upon conversion of the notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. They may be offered and sold only in a transaction not subject to, or exempt from, registration under the Securities Act and other applicable securities laws. Accordingly, the notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell or purchase, or a solicitation of an offer to purchase or sell, any securities.

About MercadoLibre

MercadoLibre hosts the largest online commerce and payments ecosystem in Latin America. Its efforts are centered on enabling e-commerce and digital and mobile payments on behalf of its customers by delivering a suite of technology solutions across the complete value chain of commerce. The company is present in 18 countries including: Argentina, Brazil, Mexico, Colombia, Chile, Venezuela and Peru. Based on unique visitors and page views MercadoLibre is the market leader in each of the major countries where it is present.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding: the potential effects of the additional capped call transactions and the anticipated use of proceeds of the offering, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

CONTACT:	MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com http://investor.mercadolibre.com